                                                                    EXHIBIT 99.1

AT THE COMPANY:                                    AT THE FINANCIAL RELATIONS BOARD:

JOEL O. HOLLIDAY, VICE PRESIDENT                   GEORGE CHRISTY, GENERAL INFORMATION
--------------------------------                   -----------------------------------
(619) 450-9333                                     Jill Fukuhara, Investor Contact
Debra Hart, Investor Relations                     (310) 442-0599
(619) 535-4217
--------------------------------------------------------------------------------------

                             FOR IMMEDIATE RELEASE
APRIL 22, 1999


                  APPLIED MICRO CIRCUITS CORPORATION REPORTS
                          FOURTH QUARTER FISCAL 1999
                             FINANCIAL HIGHLIGHTS

                                                       QUARTERLY                    FISCAL
                                                     YEAR-OVER-YEAR                  YEAR
                                                   ------------------         ------------------
          Revenues                                       Up 32%                     Up 37%
          Excluding $2.3 million of merger
          related costs:
          Pre-Tax Income                                 Up 57%                     Up 90%
          Net income                                     Up  7%                     Up 28%

ALL AMOUNTS PRESENTED REFLECT THE MARCH 1999 ACQUISITION OF CIMARON COMMUNICATIONS CORPORATION WHICH HAS BEEN ACCOUNTED FOR ON THE POOLING OF INTERESTS METHOD.

SAN DIEGO, CA, - APRIL 22, 1999 - Applied Micro Circuits Corporation (AMCC) [NASDAQ: AMCC] today reported its financial results for the fourth quarter and fiscal year ended March 31, 1999.

Net revenues in the fourth quarter of fiscal 1999 were $28.7 million, an increase of 32% over the $21.7 million reported in the fourth quarter of fiscal 1998. Pre-tax income for the fourth quarter of fiscal 1999 was $8.5 million (prior to merger-related costs of $2.3 million), an increase of 57% over the $5.4 million reported in the fourth quarter of fiscal 1998.

Net income for the fourth quarter of fiscal 1999 was $5.6 million (excluding merger-related costs of $2.3 million), or $0.20 per share, diluted (excluding merger-related costs of $.08 per share), compared with $5.3 million, or $0.23 per share, diluted, for the fourth quarter of fiscal 1998. In the fourth quarter of fiscal 1999, net income and earnings per share reflect an increase in AMCC's effective tax rate to approximately 34% (excluding the tax impact of merger-related costs) from fiscal 1998's rate of 3%. Additionally, earnings per share reflect the weighted average increase in shares associated with the Company's public offerings in the second half of fiscal 1998 and AMCC's acquisition of Cimaron Communications Corporation in March 1999.

Sequentially, net revenues for the fourth quarter of fiscal 1999 increased 7% over the $27.0 million of net revenues for the third quarter of fiscal 1999. Net income for the fourth quarter of fiscal 1999 (excluding merger-related costs of $2.3 million) was up 10% from $5.1 million, or $0.19 per share, in the third quarter of fiscal 1999. Prior quarter results have been restated to reflect the acquisition of Cimaron as a pooling of interests transaction.

For fiscal year 1999, which ended March 31, 1999, net revenues were $105.0 million, an increase of 37% over the $76.6 million reported for the prior fiscal year. Pre-tax income for fiscal year 1999 was $29.7 million (excluding merger-related costs of $2.3 million), an increase of 90% over the $15.6 million reported in the prior fiscal year. Net income for fiscal year 1999 was $19.4 million, or $0.71 per share (excluding merger-related costs of $2.3 million or $0.08 per share), compared to $15.2 million, or $0.75 per share, in the prior fiscal year. The effective tax rate was 37% in fiscal 1999 compared to 3% in fiscal 1998.

Commenting on the results, Dave Rickey, President and Chief Executive Officer of AMCC, said "The acquisition of Cimaron Communications Corp. last quarter was a significant achievement for AMCC. The leading-edge digital framer technologies from Cimaron combined with the introduction of our own Explorer chip adds higher-layer digital content to our overall product portfolio. Our combined expertise in high-speed CMOS mixed-signal design and digital systems provides a platform for optimum integration in the network. In addition, we introduced a number of innovative products during the fourth quarter, including the S3046, a SONET OC-48 transceiver, and the S2066 and S2076, CMOS quad-channel transceivers for Gigabit Ethernet and Fibre Channel networks, respectively. These solutions continue to demonstrate our commitment to and success with delivering high-bandwidth, high-performance silicon connectivity solutions that address the design requirements of our customers while meeting their cost and integration needs. We continue to build momentum in design wins for our communications products."

Rickey continued, "We have also welcomed William E. Bendush to AMCC as our new CFO and Harvey P. White as the newest member on our Board of Directors. Their proven abilities to scale an organization to meet the demands of high growth make them timely and valuable assets for the Company."


Fourth Quarter Highlights
-------------------------

 . Acquired Cimaron Communications Corp., a leader in the design and development of digital silicon solutions and ASIC cores for high-speed SONET systems

 . Introduced the S1203 Explorer IC, a SONET/SDH overhead processing and termination device for OC-3, 12 and 48 applications, adding higher-layer digital content to AMCC's product portfolio

 . Introduced the S3046, a SONET OC-48 transceiver, that has been successfully validated in Alcatel's 1603SMX system

 . Announced compliance of S3041 transmitter and S3042 receiver chipset with Hewlett-Packard Company's HFCT-5402D (a 2488 Mb/s single-mode fiber transceiver for SONET OC-48/SDH STM-16 and ATM applications), passing HP's bit error rate, jitter tolerance and jitter generation tests

 .  Introduced the S2066 and S2076, quad-channel CMOS transceivers for Gigabit
   Ethernet and Fibre Channel networks, respectively

 .  Expanded OC-48 DWDM and SONET/SDH portfolio with S3049 (laser driver), S3053
   (quad mux with fanout buffers) and S3054 (a dual 2 x 2 crosspoint switch)

 .  Introduced S3038, a first fully-integrated SONET/SDH OC-12 quad transceiver


                           AMCC's Market Opportunity
                           -------------------------

"We are executing on our vision to be the premier supplier of high-bandwidth silicon connectivity for the world's communications infrastructure," said Rickey. "We believe demand for our communications standard products continues to grow as the need for bandwidth expands, due to the increasing demand for Internet access and high-bandwidth LAN/WAN data and video transmission."

AMCC is focused on the fiber optics-based, high performance communications market that is being driven by increasing demand for greater bandwidth to accommodate growth in the Internet, the World Wide Web, and cellular and facsimile communications, as well as applications such as remote network access, video conferencing and higher speed, data-intensive communication between local area networks. The Company's products serve these Wide Area Network (WAN) and Local Area Network (LAN) applications. For telecommunications markets, the Company's products address the SONET/SDH and ATM transmission standards, and for data communications markets, the Company offers products that address the Gigabit Ethernet, ATM and Fibre Channel transmission standards.


AMCC'S TECHNOLOGY STRATEGY

The Company uses its internal bipolar and BiCMOS manufacturing processes together with advanced CMOS processes from external foundries to provide cost-effective solutions to its customers. Additionally, the Company has commenced designing products using an advanced silicon germanium process. These multiple silicon process technologies, combined with the Company's extensive analog, mixed-signal and digital design capabilities and its systems expertise, provide the core capabilities that the Company believes give it a competitive edge in servicing the high-performance communications market.


RESULTS FOR THE 30 DAY PERIOD ENDED APRIL 16, 1999

The following information is reported solely for purposes of complying with the Securities and Exchange Commission's Accounting Series Release No. 135. The following revenue and net income amounts include operations from parts of each of AMCC's two quarters ending March 31, 1999 and June 30, 1999 and should not be considered to be indicative of results expected for the quarter ending June 30, 1999 or the fiscal year ending March 31, 2000. The unaudited revenue, net income, basic earnings per share and diluted earnings per share for AMCC for the 30 day period ended April 16, 1999 was $14.6 million, $4.4 million, $0.17, and $0.15, respectively. On March 17, 1999, AMCC acquired Cimaron Communications Corporation in a merger accounted for as a pooling of interests. AMCC issued approximately three million shares of its common stock in exchange for all outstanding shares of Cimaron's preferred and common stock, including shares
issuable upon exercise of employee stock options and other rights.   The revenue
and net income amounts set forth above include 30 days of combined operations of AMCC and Cimaron Communications Corporation.


FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, but not limited to, such factors as the rescheduling or cancellation of orders by customers; fluctuations in the timing and amount of customer requests for product shipments; fluctuations in manufacturing yields and inventory levels; changes in product mix; the Company's ability to introduce new products and technologies on a timely basis; the introduction of products and technologies by the Company's competitors; risks related to the Cimaron merger including the difficulty of assimilating operations and personnel; the availability of external foundry capacity, purchased parts, and raw material; competitive pressures on selling prices; the timing of investments in research and development; market acceptance of the Company's and its customers' products; the financial condition and performance of the Company's customers; the timing of depreciation and other expenses to be incurred by the Company in connection with the expansion of its existing manufacturing facility and in connection with its new proposed facility; the timing and amount of recruiting and relocating expenses, prototyping costs and promotional expenses; costs associated with future litigation, if any, including without limitation, litigation relating to the use or ownership of intellectual property; costs associated with compliance with applicable environmental regulations; general semiconductor industry conditions, and general economic conditions, including, but not limited to, economic conditions in Asia and the risk factors that are detailed in the Company's Annual Report on Form 10-K, for the year ended March 31, 1998, the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and the other Company's filings with the Securities and Exchange Commission.


For more information about AMCC, please visit our website on the Internet at http://www.amcc.com

                           -FINANCIAL TABLES FOLLOW-

                      APPLIED MICRO CIRCUITS CORPORATION
                   CONSOLIDATED CONDENSED INCOME STATEMENTS
                                  (Unaudited)
                     (in thousands, except per share data)

                                                   Three Months                             Year
                                                       Ended                               Ended
                                                     March 31,                           March 31,
                                            ---------------------------          ---------------------------
                                               1999           1998                  1999           1998
                                            -----------   -------------          -----------   -------------
Net revenues                                    $28,742         $21,744             $105,000        $76,618
Cost of revenues                                  9,522           8,951               37,937         34,321
                                                -------         -------             --------        -------
Gross profit                                     19,220          12,793               67,063         42,297
Operating expenses:
  Research and development                        6,278           3,929               22,472         13,268
  Selling, general and
   administrative                                 5,292           4,018               18,325         14,278
   Merger related costs                           2,350               -                2,350              -
                                                -------         -------             --------        -------
       Total operating expenses                  13,920           7,947               43,147         27,546
                                                -------         -------             --------        -------
Operating income                                  5,300           4,846               23,916         14,751
Interest income, net                                837             577                3,450            871
                                                -------         -------             --------        -------
Income before income taxes                        6,137           5,423               27,366         15,622
Provision for income taxes                        2,776             144               10,233            406
                                                -------         -------             --------        -------
       Net income                               $ 3,361         $ 5,279             $ 17,133        $15,216
                                                =======         =======             ========        =======

Basic earnings per share:
  Earnings per share                            $  0.13         $  0.26             $   0.70        $  1.44
  Weighted average shares                        25,205          20,647               24,514         10,594

Diluted earnings per share:
  Earnings per share                            $  0.12         $  0.23             $   0.62        $  0.75
  Weighted average shares                        28,140          23,257               27,430         20,294

Pro forma results excluding merger-related costs of $2.3 million or $0.08 per share incurred in the fourth quarter of fiscal 1999:
   Operating income                             $ 7,650         $ 4,846             $ 26,266        $14,751
   Income before income taxes                   $ 8,487         $ 5,423             $ 29,716        $15,622
   Net income                                   $ 5,629         $ 5,279             $ 19,401        $15,216
   Diluted earning per share                    $  0.20         $  0.23             $   0.71        $  0.75

                      APPLIED MICRO CIRCUITS CORPORATION
                      ----------------------------------

                     CONSOLIDATED CONDENSED BALANCE SHEETS
                               ($ in thousands)

                                                                         March 31,               March 31,
                                                                           1999                     1998
ASSETS                                                                 -------------            ------------
                                                                        (unaudited)
Current assets:
  Cash, cash equivalents and short-term investments                        $ 86,540                 $ 67,896
  Accounts receivable, net                                                   19,275                   12,179
  Inventories                                                                 9,813                    8,185
  Other current assets                                                        9,392                    6,266
                                                                           --------                 --------
    Total current assets                                                    125,020                   94,526
Property and equipment, net                                                  23,128                   17,218
Other assets                                                                  2,507                    1,090
                                                                           --------                 --------
    Total assets                                                           $150,655                 $112,834
                                                                           ========                 ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                         $  5,131                 $  5,215
  Other current liabilities                                                  13,335                    9,274
  Current portion of long-term debt                                           1,862                      567
  Current portion of capital lease obligations                                1,075                    2,053
                                                                           --------                 --------
    Total current liabilities                                                21,403                   17,109
Long-term debt, less current portion                                          4,995                    2,736
Long-term capital lease obligations, less current portion                     2,563                    1,355
Stockholders' equity                                                        121,694                   91,634
                                                                           --------                 --------
    Total liabilities and stockholders' equity                             $150,655                 $112,834
                                                                           ========                 ========

 FOR MORE INFORMATION ON APPLIED MICRO CIRCUITS CORPORATION VIA FACSIMILE AT
        NO COST, SIMPLY CALL 1-800-PRO-INFO AND DIAL CLIENT CODE AMCC.

                                     # # #

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